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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Set forth below is a list of certain of the Registrant's subsidiaries. Such subsidiaries are incorporated or organized in the jurisdictions indicated. Each of the listed subsidiaries is wholly owned by the Registrant directly, or indirectly, and all listed subsidiaries are included in the Registrant's consolidated financial statements. The names of the Registrant's remaining subsidiaries, if any, which may have been omitted from the following list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


                              DOMESTIC SUBSIDIARIES


Almay, Inc., a Delaware corporation
American Crew, Inc., a Delaware corporation
Amerinail Inc., a Delaware corporation
A.P. Products, Ltd., a New York corporation
   (d/b/a African Pride, All-Ways Natural, Ginseng Miracle and Shark Products in Connecticut, Florida, Illinois, Massachusetts, New York and New Jersey)
Applied Science & Technologies Inc., a Delaware corporation
Carrington Parfums Ltd., a Delaware corporation
Charles Revson Inc., a New York corporation
Creative Nail Design, Inc., a California corporation
   (d/b/a Creative Nail Design Systems and CND Inc. in California)
Fermodyl Professionals Inc., a Delaware corporation
Modern Organic Products, Inc., a Delaware corporation
North America Revsale Inc., a New York corporation
Oxford Properties Co., a Delaware corporation
   (d/b/a Oxford Properties of Delaware in North Carolina)
Pacific Finance & Development Corp., a California corporation
PPI Two Corporation, a Delaware corporation
Prestige Fragrances, Ltd., a Delaware corporation
Realistic/Roux Professional Products Inc., a Delaware corporation
Revlon Consumer Corp., a Delaware corporation

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                        DOMESTIC SUBSIDIARIES, CONTINUED


Revlon Government Sales, Inc., a Delaware corporation
Revlon International Corporation, a Delaware corporation
Revlon Products Corp., a Delaware corporation
Revlon Professional, Inc., a Delaware corporation
Revlon Professional Products Inc., a Delaware corporation
Revlon Real Estate Corporation, a Delaware corporation
Revlon Receivables Subsidiary, Inc., a Delaware corporation
RIROS Corporation, a New York corporation
RIROS Group Inc., a Delaware corporation
RIT Inc., a Delaware corporation
Roux Laboratories, Inc., a New York corporation
   (d/b/a Revlon Professional in Florida and New York)


                              FOREIGN SUBSIDIARIES


Almay Cosmetics Ltd. (Canada)
Almay Japan Kabushiki Kaisha (Japan)
Alpha Cosmetics B.V. (Netherlands)
Becadis B.V. (Netherlands)
Bozzano - Revlon Comercial Ltda. (Brazil)
CEIL - Comercial, Exportadora, Industrial Ltda. (Brazil)
Cendico B.V. (Netherlands)
Charles of the Ritz Limited (United Kingdom)
Deutsche Revlon GmbH (Germany)
Deutsche Revlon GmbH & Co. KG (Germany)
Eurital S.r.l. (Italy)
European Beauty Products S.p.A. (Italy)
Europeenne de Produits de Beaute, S.A. (France)
Intercosmo S.p.A.(Italy)
Kenma Holding B.V. (Netherlands)
Korihor (No. 1) Pty. Limited  (Australia)
Madison Finanzgesellschaft mbH (Germany)
Madison Produtos Cosmeticos Ltda.  (Brazil)

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                         FOREIGN SUBSIDIARIES, CONTINUED


Madison (Services) Pty. Limited  (Australia)
Ortran Kosmetikvertrieb GmbH  (Germany)
Productos Cosmeticos de Revlon, S.A. (Guatemala)
Promethean Insurance Limited (Bermuda)
Revlon AB (Sweden)
Revlon (Aust.) Pty. Limited (Australia)
Revlon (Aust.) Services Pty. Limited (Australia)
Revlon Belgium N.V. (Belgium)
Revlon (Bermuda) Holdings Ltd. (Bermuda)
Revlon B.V. (Netherlands)
Revlon Canada Inc. (Canada)
Revlon (Cayman) Limited  (Cayman Islands)
Revlon Chile S.A. (Chile)
Revlon China Holdings Limited  (Cayman Islands)
Revlon Coiffure SNC (France)
Revlon Cosmetics and Fragrances Limited (United Kingdom)
Revlon de Argentina, S.A.I.C. (Argentina)
Revlon Europe, Middle East and Africa Ltd. (Bermuda)
Revlon Finance Ireland (Ireland)
Revlon Gesellschaft mbH (Austria)
Revlon Group Limited (United Kingdom)
Revlon (Hong Kong) Limited (Hong Kong)
Revlon (Israel) Limited (Israel)
Revlon Kabushiki Kaisha (Japan)
Revlon Latin America and Caribbean, Ltd. (Bermuda)
Revlon (Maesteg) Pension Trustee Company Limited (United Kingdom)
Revlon (Malaysia) Sdn. Bhd. (Malaysia)
Revlon Manufacturing Ltd. (Bermuda)
Revlon Manufacturing (U.K.) Limited (United Kingdom)
Revlon Mauritius Ltd. (Mauritius)
Revlon Nederland B.V. (Netherlands)
Revlon New Zealand Limited (New Zealand)
Revlon Offshore Limited  (Bermuda)
Revlon Overseas Corporation, C.A. (Venezuela)
Revlon (Panama) S.A. (Panama)
Revlon Pension Trustee Company (U.K.) Limited (United Kingdom)
Revlon Personal Care K.K. (Japan)
Revlon-Produtos Cosmeticos, Ltda. (Portugal)

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                         FOREIGN SUBSIDIARIES, CONTINUED


Revlon Profesional, S.A. de C.V. (Mexico)
Revlon Professional Limited (Ireland)
Revlon (Puerto Rico) Inc. (Puerto Rico)
Revlon Real Estate Kabushiki Kaisha (Japan)
Revlon-Realistic International Limited (Ireland)
Revlon-Realistic Professional Products Limited (Ireland)
Revlon Russia SNC (France)
Revlon, S.A. (Mexico)
Revlon, S.A. (Spain)
Revlon (Shanghai) Limited (China)
Revlon (Singapore) Pte. Ltd. (Singapore)
Revlon South Africa (Proprietary) Limited (South Africa)
Revlon S.P. Z. O. O. (Poland)
Revlon (Suisse) S.A.(Switzerland)
Revlon Superannuation Pty. Ltd. (Australia)
Revlon Taiwan Limited (Taiwan)
RGI Beauty Products (Namibia) (Proprietary) Ltd. (South Africa)
RGI Beauty Products (Pty.) Limited (South Africa)
RGI (Cayman) Limited (Cayman Islands)
RGI Limited (Cayman Islands)
RIC Pty. Limited (Australia)
R.I.F.C. Bank Limited (Bahamas)
R.O.C. Holding, C.A. (Venezuela)
S.E.F.A.O., S.A. (Spain)
Shanghai Revstar Cosmetics Marketing Services Limited (China)
Tindafil, S.A. (Uruguay)
Ultima II Cosmetics GmbH (Germany)
Ultima II Limited (United Kingdom)
YAE Artistic Packings Industry Ltd (Israel)
YAE Press 2000 (1987) Ltd. (Israel)